Exhibit 99.1

CONTACT:	Jim Kosowski
304-234-2440

RELEASE DATE: May 10, 2005

FOR IMMEDIATE RELEASE

WHEELING-PITTSBURGH CORPORATION ANNOUNCES 2005 FIRST
QUARTER RESULTS

WHEELING, WV, May 10, 2005 – Wheeling-Pittsburgh Corporation (Nasdaq: WPSC), the holding company of Wheeling-Pittsburgh Steel Corporation, today reported its financial results for the quarter ended March 31, 2005.

For the first quarter of 2005, the Company reported net income of $8.1 million or $.56 per diluted share. This compares to a reported net loss of $6.7 million or $(.71) per diluted share for the first quarter of 2004, which was restated to reflect a change in accounting method relative to accounting for stock options.

Net sales for first quarter of 2005, totaled $399.5 million. Excluding revenue from the sale of raw material, the average selling price of steel shipped during the first quarter of 2005 was $739 per ton on steel shipments of 522,803 tons. This compares to net sales for the first quarter of 2004 of $274.2 million. The average selling price of steel shipped during the first quarter of 2004 was $509 per ton on steel shipments of 538,701 tons.

Cost of sales for the first quarter of 2005 totaled $355.9 million. Excluding the cost of raw material sold during the quarter and a one-time $4.4 million cost recovery item, cost of sales per ton of steel shipped was $675. Cost of sales for the first quarter of 2004 totaled $256.1 million or $475 per ton of steel shipped. Cost of sales for the first quarter of 2005 was adversely affected by increases in the cost of scrap, iron ore and metallurgical coal. Cost of sales for the first quarter of 2005 was also adversely affected by the continuing effect of the basic oxygen furnace ductwork collapse that occurred in December 2004.

Production and shipments were adversely affected in the first quarter of 2005 as a result of the basic oxygen furnace ductwork collapse. We are vigorously pursuing insurance claims for property damage and business interruption relative to this incident.

“While our 2005 first quarter was adversely impacted by recent industry developments, we feel these developments also validate key elements of our long-term business strategy which shifts a significant amount of our steelmaking capacity to electric arc furnace technology,” said James G. Bradley, Chairman and CEO. “Our transition to EAF and blast furnace technology reduces our reliance on iron ore as world prices have increased and as scrap prices continue to moderate.”

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Bradley notes that the EAF recently introduced hot metal charging into the furnace last week, making it the only EAF in the Western Hemisphere to adopt this practice.

Management will conduct a live call today at 11 a.m. ET to review the Company’s financial results and business prospects. Individuals wishing to participate can join the conference call by dialing 1-800-257-1836 or 1-303-262-2140. A replay of the call will be available until May 17, 2005 by dialing 1-800-405-2236 or 1-303-690-3000 and using pass code 11029678.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of Wheeling-Pittsburgh Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the “Business — Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and other reports and filings with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. These risk factors include, among others, the Company’s potential inability to generate sufficient operating cash flow to service or refinance its indebtedness, concerns relating to financial covenants and other restrictions contained in its credit agreements, intense competition, dependence on suppliers of raw materials, the difficulties involved in ramping up production from our electric arc furnace, and cyclical demand for steel products. In addition, any forward-looking statements represent Wheeling-Pittsburgh Corporation’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. While Wheeling-Pittsburgh Corporation may elect to update forward-looking statements from time to time, the Company specifically disclaims any obligation to do so.

About Wheeling-Pittsburgh:
Wheeling-Pittsburgh is a steel company engaged in the making, processing and fabrication of steel and steel products using both integrated and electric arc furnace technology. The Company’s products include hot rolled and cold rolled sheet and coated products such as galvanized, pre-painted and tin mill sheet. The Company also produces a variety of steel products including roll formed corrugated roofing, roof deck, floor deck, bridgeform and other products used primarily by the construction, highway and agricultural markets.

The Company’s condensed consolidated statements of operations and condensed consolidated balance sheets are attached.

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WHEELING-PITTSBURGH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended
	March 31,
	2005	2004
Revenues:
Net sales, including sales to affiliates of $99,839 and $65,340	$399,508	$274,206

Cost and expenses:
Cost of sales, including cost of sales to affiliates of $93,073 and $61,251, excluding depreciation and amortization expense	355,958	256,069
Depreciation and amortization expense	9,469	7,689
Selling, general and administrative expense	19,317	15,038

Total cost and expenses	384,744	278,796

Operating income (loss)	14,764	(4,590)
Interest expense and other financing costs	(5,580)	(5,219)
Other income	2,968	3,012

Income (loss) before income taxes	12,152	(6,797)
Income tax provision (benefit)	4,052	(79)

Net income (loss)	$8,100	$(6,718)

Earnings per share
Basic	$0.57	$(0.71)
Diluted	$0.56	$(0.71)

Weighted average shares (in thousands):
Basic	14,109	9,500
Diluted	14,364	9,500

Shipments — tons	522,803	538,701
Production — tons	653,264	589,337

WHEELING-PITTSBURGH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$2,596	$31,198
Accounts receivables, less allowance for doubtful accounts of $2,938 and $2,697	191,742	144,509
Inventories	219,658	156,669
Prepaid expenses and deferred charges	25,200	29,953

Total current assets	439,196	362,329
Investment in and advances to affiliated companies	49,831	53,016
Property, plant and equipment, less accumulated depreciation of $51,814 and $42,536	488,787	487,308
Deferred income tax benefits	17,319	18,751
Restricted cash	—	12,502
Other intangible assets, less accumulated amortization of $1,525 and $1,346	1,263	5,174
Deferred charges and other assets	14,914	16,406

Total assets	$1,011,310	$955,486

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, including book overdrafts of $13,395 and $8,894	$81,583	$92,434
Short-term debt	52,300	—
Payroll and employee benefits payable	54,888	48,611
Accrued income and other taxes	10,852	10,073
Deferred income taxes payable	17,319	18,751
Accrued interest and other liabilities	6,324	7,843
Long-term debt due in one year	31,616	31,427

Total current liabilities	254,882	209,139
Long-term debt	302,737	302,156
Employee benefits	134,973	135,608
Other liabilities	17,396	17,978

Total liabilities	709,988	664,881

Stockholders’ equity
Preferred stock — $.001 par value; 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $.01 par value; 14,494,531 and 14,437,223 shares issued; 14,490,531 and 14,433,223 shares outstanding	145	144
Additional paid-in capital	269,943	267,327
Accumulated earnings	31,294	23,194
Treasury stock, 4,000 shares, at cost	(60)	(60)

Total stockholders’ equity	301,322	290,605

Total liabilities and stockholders’ equity	$1,011,310	$955,486